Exhibit 10.2

23ANDME HOLDING CO.

AMENDED AND RESTATED

EMPLOYEE STOCK PURCHASE PLAN

I. PURPOSE OF THE PLAN

This Employee Stock Purchase Plan is intended to promote the interests of 23andMe Holding Co., a Delaware corporation formerly known as VG Acquisition Corp., (together with its successors, the “Company”) and its subsidiaries by providing eligible employees with the opportunity to acquire a proprietary interest in the Company through participation in an employee stock purchase plan designed to qualify under Section 423 of the Code for one or more specified offerings made under such plan.

The Plan shall become effective on the Restated Effective Date.

II. ADMINISTRATION OF THE PLAN

A. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to bring one or more offerings under the Plan into compliance with the requirements of Code Section 423.

B. The Plan Administrator may authorize one or more offerings under the Plan that are not designed to comply with the requirements of Code Section 423 but are intended to comply with the requirements of the foreign jurisdictions in which those offerings are conducted. Such offerings shall be separate from any offerings designed to comply with the Code Section 423 requirements but may be conducted concurrently with those offerings.

C. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III. STOCK SUBJECT TO PLAN

A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Class A Stock, including shares of Class A Stock purchased on the open market. The number of shares of Class A Stock reserved for issuance under the Plan shall initially be 580,456.

B. The number of shares of Class A Stock available for issuance under the Plan shall automatically and cumulatively increase on the first trading day in January each calendar year during the term of the Plan, beginning on January 1, 2025, by the least of (i) an amount equal to one percent (1.0%) of the aggregate number of shares of Class A Stock and Class B common stock, par value $0.0001 per share, of the Company, taken together, outstanding as of the last day of the immediately preceding December 31st, (ii) 250,000 shares, or (iii) such lesser number of shares as determined by the Board in its discretion.

C. If there is any change in the number or kind of shares of Class A Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, reverse stock split or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Class A Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Class A Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, then the maximum number and kind of shares of Class A Stock available for issuance under the Plan, the maximum number and kind of shares of Class A Stock purchasable per Participant during any offering period and on any one Purchase Date during that offering period, the number and kind of shares in effect under each outstanding purchase right, the number and kind of shares issued and to be issued under the Plan, and the price per share in effect under each outstanding purchase right shall be equitably adjusted by the Plan Administrator to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Class A Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding purchase rights; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. In addition, in the event of a Change of Control, the provisions of Section VII.H shall apply. Any adjustments to outstanding purchase rights shall be consistent with Code Section 424, to the extent applicable. The adjustments of grants under this Section shall include adjustment of other terms and conditions as the Plan Administrator deems appropriate. The Plan Administrator shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Plan Administrator shall be final, binding and conclusive.

IV. OFFERING PERIODS

A. Shares of Class A Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Class A Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

B. Each offering period shall commence at such time and be of such duration not to exceed twenty-seven (27) months, as determined by the Plan Administrator prior to the start of the applicable offering period.

C. The terms and conditions of each offering period may vary, and two or more offerings periods may run concurrently under the Plan, each with its own terms and conditions. In addition, special offering periods may be established with respect to entities that are acquired by the Company (or any subsidiary of the Company) or under such other circumstances as the Plan Administrator deems appropriate. In no event, however, shall the terms and conditions of any offering period contravene the express limitations and restrictions of the Plan, and the participants in each separate offering period conducted by one or more Participating Corporations in the United States shall have equal rights and privileges under that offering in accordance with the requirements of Section 423(b)(5) of the Code and the applicable Treasury Regulations thereunder.

D. Each offering period shall comprise one or more Purchase Intervals as determined by the Plan Administrator.

E. Should the Fair Market Value per share of Class A Stock on any Purchase Date within an offering period be less than the Fair Market Value per share of Class A Stock on the start date of that offering period, then the individuals participating in that offering period shall, immediately after the purchase of shares of Class A Stock on their behalf on such Purchase Date, be transferred from that offering period and automatically enrolled in the offering period commencing on the next business day following such Purchase Date, provided and only if the Fair Market Value per share of Class A Stock on the start date of that new offering period is lower than the Fair Market Value per share of Class A Stock on the start date of the offering period in which they were currently enrolled.

F. An Eligible Employee may participate in only one offering period at a time.

V. ELIGIBILITY

A. Each individual who is an Eligible Employee on the start date of an offering period under the Plan may enter that offering period only on such start date. The date an individual enters an offering period shall be designated as the Entry Date for purposes of that offering period.

B. Each U.S. corporation that becomes a Corporate Affiliate after the Original Effective Date shall automatically become a Participating Corporation effective as of the start date of the first offering date coincident with or next following the date on which it becomes such an affiliate, unless the Plan Administrator determines otherwise prior to the start date of that offering period. Each non-U.S. corporation that becomes a Corporate Affiliate after the Original Effective Date shall become a Participating Corporation when authorized by the Plan Administrator to extend the benefits of the Plan to its Eligible Employees.

C. Except as otherwise provided in Sections IV.D and V.A above, the Eligible Employee must, in order to participate in the Plan, complete and submit the enrollment and payroll deduction authorization or other forms prescribed by the Plan Administrator in accordance with enrollment procedures prescribed by the Plan Administrator (which may include accessing the website designated by the Company and electronically enrolling and authorizing payroll deductions or completing other forms) on or before the Eligible Employee’s scheduled Entry Date. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until he or she ceases to be an Eligible Employee or withdraws from the Plan under Section VII.G(i) When a Participant reaches the end of an Offering Period but the Participant’s participation is to continue, then such Participant shall automatically be re-enrolled for the Offering Period that commences immediately after the end of the prior Offering Period.

VI. PAYROLL DEDUCTIONS

Except to the extent otherwise determined by the Plan Administrator, payment for shares of Class A Stock purchased under the Plan shall be effected by means of the Participant’s authorized payroll deduction. The payroll deductions or other contributions pursuant to Section VI.E that each Participant may authorize for purposes of acquiring shares of Class A Stock during an offering period may be in any multiple of one percent (1.0%) of the Base Salary paid to that Participant during each Purchase Interval within such offering period, up to a maximum of fifteen percent (15%), unless the Plan Administrator establishes a different maximum percentage prior to the start date of the applicable offering period.

A. For the initial Purchase Interval of the first offering period under the Plan, no payroll deductions shall be required of any Participant until such time as the Participant affirmatively elects to commence such payroll deductions following the Participant’s receipt of the Securities Act prospectus for the Plan. For such Purchase Interval, the Participant will be required to contribute up to fifteen percent (15%) of the Participant’s Base Salary to the Plan either in a lump sum or one or more installments after receipt of such prospectus and prior to the close of that Purchase Interval should the Participant elect to have shares of Class A Stock purchased on the Participant’s behalf on the Purchase Date for that initial Purchase Interval and the Participant’s limited payroll deductions (if any) for such Purchase Interval not be sufficient to fund the entire purchase price for those shares.

B. The rate of payroll deduction shall continue in effect throughout the offering period, except for changes effected in accordance with the following guidelines:

(i) The Participant may, at any time during the offering period, reduce the rate of the Participant’s payroll deduction (or the percentage of Base Salary to be contributed for the first Purchase Interval of the initial offering period under the Plan) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such reduction per Purchase Interval.

(ii) The Participant may, at any time during the offering period, increase the rate of the Participant’s payroll deduction (up to the maximum percentage limit for that offering period) to become effective as soon as administratively possible after filing the appropriate form with the Plan Administrator. The Participant may not, however, effect more than one (1) such increase per Purchase Interval.

(iii) The Participant may at any time reduce the Participant’s rate of payroll deduction under the Plan to 0%. Such reduction shall become effective as soon as administratively practicable following the filing of the appropriate form with the Plan Administrator. The Participant’s existing payroll deductions shall be applied to the purchase of shares of Class A Stock on the next scheduled Purchase Date.

C. Except as otherwise provided in Section VI.B above, payroll deductions shall begin on the first pay day administratively feasible following the Participant’s Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that offering period. The payroll deductions or other contributions pursuant to Section VI.E collected shall be credited to the Participant’s book account under the Plan, but, except to the extent otherwise required by applicable law, no interest shall be paid on the balance from time to time outstanding in such account, unless otherwise required by the terms of that offering period. Unless the Plan Administrator determines otherwise prior to the start of the applicable offering period, the amounts collected from the Participant shall not be required to be held in any segregated account or trust fund and may be commingled with the general assets of the Company and used for general corporate purposes. Payroll deductions or other contributions pursuant to Section VI.E collected in a currency other than U.S. Dollars shall be converted into U.S. Dollars on the last day of the Purchase Interval in which collected, with such conversion to be based on the exchange rate determined by the Plan Administrator in its sole discretion. Any changes or fluctuations in the exchange rate at which the payroll deductions or other contributions pursuant to Section VI.E collected on the Participant’s behalf are converted into U.S. Dollars on each Purchase Date shall be borne solely by the Participant.

D. Payroll deductions or other contributions pursuant to Section VI.E shall automatically cease upon the termination of the Participant’s purchase right in accordance with the provisions of the Plan.

E. The Plan Administrator may permit Eligible Employees of one or more Participating Corporations to participate in the Plan by making contributions other than through payroll deductions or as a lump sum. The Plan Administrator may adopt such rules and regulations for administering the Plan as it may deem necessary, in its sole and absolute discretion, to facilitate contributions under this Section. Except as required by law, such rules and regulations need not be uniform and may apply to one or more Eligible Employees.

F. The Participant’s acquisition of Class A Stock under the Plan on any Purchase Date shall neither limit nor require the Participant’s acquisition of Class A Stock on any subsequent Purchase Date, whether within the same or a different offering period.

VII. PURCHASE RIGHTS

A. Grant of Purchase Right. A Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Participant’s Entry Date into the offering period. Prior to the start date of the applicable offering period and subject to the limitations of Article VIII below, the Plan Administrator shall determine the maximum number of shares of Class A Stock that a Participant can purchase on each Purchase Date within that offering period and the maximum number of shares of Class A Stock that each Participant can purchase for that offering period, subject to periodic adjustments in the event of certain changes in the Company’s capitalization.

Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Corporate Affiliate.

B. Exercise of the Purchase Right. Each purchase right shall be automatically exercised in installments on each successive Purchase Date within the offering period, and shares of Class A Stock shall accordingly be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded pursuant to the Termination of Purchase Right provisions below) on each such Purchase Date. The purchase shall be effected by applying the Participant’s payroll deductions (as converted to U.S. Dollars) or other contributions pursuant to Section VI.E for the Purchase Interval ending on such Purchase Date to the purchase of whole shares of Class A Stock at the purchase price in effect for the Participant for that Purchase Date.

C. Purchase Price. The U.S. Dollar purchase price per share at which Class A Stock will be purchased on the Participant’s behalf on each Purchase Date within the offering period will be established by the Plan Administrator prior to the start of that offering period, but in no event shall such purchase price be less than eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Class A Stock on the start date of the offering period to which the purchase date relates or (ii) the Fair Market Value per share of Class A Stock on that Purchase Date. Until such time as otherwise determined by the Plan Administrator, the purchase price per share at which Class A Stock will be purchased on each Purchase Date shall be eighty-five percent (85%) of the Fair Market Value per Share on that Purchase Date.

D. Number of Purchasable Shares. The number of shares of Class A Stock purchasable by a Participant on each Purchase Date during the particular offering period in which he or she is enrolled shall be the number of whole shares obtained by dividing the amount collected from the Participant through other contributions pursuant to Section VI.E during the Purchase Interval ending with that Purchase Date by the purchase price in effect for the Participant for that Purchase Date. However, the maximum number of shares of Class A Stock purchasable per Participant on any one Purchase Date shall be governed by the limitation set forth in Section VII.A, as adjusted periodically in the event of certain changes in the Company’s capitalization. In addition, prior to the start of an offering period, the Plan Administrator shall determine the maximum number of shares of Class A Stock purchasable in total by all Participants on any one Purchase Date during that offering period and the maximum number of shares of Class A Stock purchasable in total by all Participants during that offering period, subject to periodic adjustments in the event of certain changes in the Company’s capitalization. These limitations shall apply for each subsequent offering period, unless otherwise determined by the Plan Administrator.

E. Excess Payroll Deductions. Any payroll deductions or other contributions pursuant to Section VI.E not applied to the purchase of shares of Class A Stock on any Purchase Date because they are not sufficient to purchase a whole share of Class A Stock shall be held for the purchase of Class A Stock on the next Purchase Date. However, any payroll deductions or other contributions pursuant to Section VI.E not applied to the purchase of Class A Stock by reason of the limitation on the maximum number of shares purchasable per Participant or in the aggregate on the Purchase Date shall be promptly refunded.

F. Suspension of Payroll Deductions. In the event that a Participant is, by reason of the accrual limitations in Article VIII, precluded from purchasing additional shares of Class A Stock on one or more Purchase Dates during the offering period in which he or she is enrolled, then no further payroll deductions or other contributions pursuant to Section VI.E for that offering period shall be collected from such Participant with respect to those Purchase Dates. The suspension of such deductions or other contributions shall not terminate the Participant’s purchase right for the offering period in which he or she is enrolled, and the Participant’s payroll deductions or other contributions shall automatically resume on behalf of such Participant once he or she is again able to purchase shares during that offering period in compliance with the accrual limitations of Article VIII. All refunds shall be in the currency in which paid by the Company or applicable Corporate Affiliate.

G. Termination of Purchase Right. The following provisions shall govern the termination of outstanding purchase rights:

(i) A Participant may withdraw from the offering period in which he or she is enrolled by filing the appropriate form with the Plan Administrator (or its designate) at any time prior to the next scheduled Purchase Date in that offering period, and no further payroll deductions or other contributions pursuant to Section VI.E shall be collected from the Participant with respect to the offering period. Any payroll deductions or other contributions pursuant to Section VI.E collected during the Purchase Interval in which such withdrawal occurs shall, at the Participant’s election, be immediately refunded (in the currency in which paid by the Company or applicable Corporate Affiliate) or held for the purchase of shares on the next Purchase Date. If no such election is made at the time of such withdrawal, then the payroll deductions or other contributions pursuant to Section VI.E collected with respect to the Purchase Interval in which such withdrawal occurs shall be refunded (in the currency in which paid by the Company or applicable Corporate Affiliate) to the Participant as soon as possible.

(ii) The Participant’s withdrawal from the offering period shall be irrevocable, and the Participant may not subsequently rejoin that offering period. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the Participant’s scheduled Entry Date into that offering period.

(iii) Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while the Participant’s purchase right remains outstanding, then that purchase right shall immediately terminate, and all of the Participant’s payroll deductions or other contributions pursuant to Section VI.E for the Purchase Interval in which the purchase right so terminates shall be immediately refunded in the currency in which paid by the Company or applicable Corporate Affiliate. However, should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the right, exercisable up until the last business day of the Purchase Interval in which such leave commences, to (a) withdraw all the payroll deductions or other contributions pursuant to Section VI.E collected to date on the Participant’s behalf for that Purchase Interval or (b) have such funds held for the purchase of shares on the Participant’s behalf on the next scheduled Purchase Date. In no event, however, shall any further payroll deductions or other contributions pursuant to Section VI.E be collected on the Participant’s behalf during such leave. Upon the Participant’s return to active service (x) within three (3) months following the commencement of such leave or (y) prior to the expiration of any longer period for which such Participant is provided with reemployment rights by statute or contract, the Participant’s payroll deductions or other contributions pursuant to Section VI.E under the Plan shall automatically resume at the rate in effect at the time the leave began, unless the Participant withdraws from the Plan prior to the Participant’s return. An individual who returns to active employment following a leave of absence which exceeds in duration the applicable (x) or (y) time period above will be treated as a new Employee for purposes of subsequent participation in the Plan and must accordingly re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) on or before the Participant’s scheduled Entry Date into the offering period.

H. Change of Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change of Control, by applying the payroll deductions or other contributions pursuant to Section VI.E of each Participant for the Purchase Interval in which such Change of Control occurs to the purchase of whole shares of Class A Stock at the purchase price per share in effect for that Purchase Internal pursuant to the Purchase Price provisions of Paragraph C of this Article VII. For this purpose, payroll deductions or other contributions pursuant to Section VI.E shall be converted from the currency in which paid by the Company or applicable Corporate Affiliate into U.S. Dollars on the exchange rate in effect on the purchase date. However, the applicable limitation on the number of shares of Class A Stock purchasable per Participant shall continue to apply to any such purchase, but not the limitation applicable to the maximum number of shares of Class A Stock purchasable in total by all Participants.

The Company shall use reasonable efforts to provide at least ten (10) days prior written notice of the occurrence of any Change of Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change of Control.

I. Proration of Purchase Rights. Should the total number of shares of Class A Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions or other contributions pursuant to Section VI.E of each Participant, to the extent in excess of the aggregate purchase price payable for the Class A Stock pro-rated to such individual, shall be refunded.

J. ESPP Broker Account. The Company may require that the shares purchased on behalf of each Participant shall be deposited directly into a brokerage account which the Company shall establish for the Participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the Participant’s Entry Date into the offering period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the actual purchase date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell the Participant’s shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the Participant may request a stock certificate or share transfer from the Participant’s ESPP Broker Account prior to the satisfaction of the required holding period should the

Participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by each Participant in the United States, whether or not that Participant continues in Employee status.

K. Assignability. The purchase right shall be exercisable only by the Participant and shall not be assignable or transferable by the Participant.

L. Stockholder Rights. A Participant shall have no stockholder rights with respect to the shares subject to the Participant’s outstanding purchase right until the shares are purchased on the Participant’s behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

M. Withholding Taxes. The Company’s obligation to deliver shares upon exercise of a purchase right under the Plan shall be subject to the satisfaction of all income, employment and payroll taxes, social insurance, contributions, payment on account obligations or other payments required to be collected, withheld or accounted for in connection with the purchase right.

VIII. ACCRUAL LIMITATIONS

A. No Participant shall be entitled to accrue rights to acquire Class A Stock pursuant to any purchase right outstanding under the Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Class A Stock accrued under any other purchase right granted under the Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Company or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand U.S. Dollars (US $25,000.00) worth of stock of the Company or any Corporate Affiliate (determined on the basis of the Fair Market Value per share on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

B. For purposes of applying such accrual limitations to the purchase rights granted under the Plan, the following provisions shall be in effect:

(i) The right to acquire Class A Stock under each outstanding purchase right shall accrue in a series of installments on each successive Purchase Date during the offering period on which such right remains outstanding.

(ii) No right to acquire Class A Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Class A Stock under one or more other purchase rights at a rate equal to Twenty-Five Thousand U.S., Dollars (U.S. $25,000.00) worth of Class A Stock (determined on the basis of the Fair Market Value per share on the date or dates of grant) for each calendar year such rights were at any time outstanding.

C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Interval, then the payroll deductions or other contributions pursuant to Section VI.E which the Participant made during that Purchase Interval with respect to such purchase right shall be promptly refunded.

D. In the event there is any conflict between the provisions of this Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

IX. EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective on the Restated Effective Date.

B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in the month before the tenth anniversary of the Original Effective Date, (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or (iii) the date on which all purchase rights are exercised in connection with a Change of Control. No further purchase rights shall be granted or exercised, and no further payroll deductions or other contributions shall be collected, under the Plan following such termination.

X. AMENDMENT OF THE PLAN

A. The Board may alter or amend the Plan at any time to become effective as of the start date of the next offering period under the Plan. In addition, the Board may suspend or terminate the Plan at any time to become effective immediately following the close of any Purchase Interval.

B. In no event may the Board effect any of the following amendments or revisions to the Plan without the approval of the Company’s stockholders: (i) increase the number of shares of Class A Stock issuable under the Plan, except for permissible adjustments in the event of certain changes in the Company’s capitalization or (ii) modify the eligibility requirements for participation in the Plan.

XI. GENERAL PROVISIONS

A. All costs and expenses incurred in the administration of the Plan shall be paid by the Company; however, each Plan Participant shall bear all costs and expenses incurred by such individual in the sale or other disposition of any shares purchased under the Plan.

B. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Company or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

C. The provisions of the Plan shall be governed by the laws of the State of Delaware, without resort to that State’s conflict-of-laws rules.

XII. DEFINITIONS

The following definitions shall be in effect under the Plan:

A. Base Salary shall, unless otherwise specified by the Plan Administrator prior to the start of an offering period, mean the regular base salary paid to such Participant by one or more Participating Corporations during such individual’s period of participation in one or more offering periods under the Plan. Base Salary shall be calculated before deduction of (A) any income or employment tax or other withholdings or (B) any contributions made by the Participant to any Code Section 401(k) salary deferral plan or Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Corporate Affiliate. Base Salary shall not include any contributions made on the Participant’s behalf by the Company or any Corporate Affiliate to any employee benefit or welfare plan now or hereafter established (other than Code Section 401(k) or Code Section 125 contributions deducted from such Base Salary).

B. Board shall mean the Company’s Board of Directors.

C. Change of Control shall be deemed to have occurred if:

(i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors.

(ii) The consummation of (A) a merger or consolidation of the Company with another Person where, immediately after the merger or consolidation, the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, in substantially the same proportion as ownership immediately prior to the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving Person would be entitled in the election of directors, or where the members of the Board, immediately prior to the merger or consolidation, will not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation or (B) a sale or other disposition of all or substantially all of the assets of the Company.

(iii) A change in the composition of the Board over a period of 12 consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections, or threatened election contests, for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

(iv) The consummation of a complete dissolution or liquidation of the Company.

D. Class A Stock shall mean the Company’s Class A Common Stock, $0.001 par value.

E. Code shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

F. Corporate Affiliate shall mean any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

G. Eligible Employee shall mean any person who is employed by a Participating Corporation and, unless otherwise mandated by local law, such person is employed on a basis under which he or she is regularly expected to render more than twenty (20) hours of service per week for more than five (5) months per calendar year for earnings that are considered wages under Code Section 3401(a); provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, waive one or both of the twenty (20) hour and five (5) month service requirements.

H. Entry Date shall mean the date an Eligible Employee first commences participation in the offering period in effect under the Plan.

I. Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

J. Fair Market Value shall mean:

(i) For so long as the Class A Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Class A Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Class A Stock is not principally traded on any such exchange, the last reported sale price of a share of Class A Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.

(ii) If the Class A Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Board through any reasonable valuation method authorized under the Code.

K. Original Effective Date shall mean August 17, 2021. Any Corporate Affiliate that becomes a Participating Corporation after the Original Effective Date shall have a subsequent Effective Date with respect to its employee-Participants as determined in accordance with Section V.C of the Plan.

L. Participant shall mean any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

M. Participating Corporation shall mean the Company and such Corporate Affiliate or Corporate Affiliates as may be authorized, in accordance with Section V.C of the Plan, to extend the benefits of the Plan to their Eligible Employees.

N. Person shall mean any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

O. Plan shall mean the 23andMe Holding Co. Amended and Restated Employee Stock Purchase Plan, as set forth in this document.

P. Plan Administrator shall mean the Compensation Committee of the Board or such other committee of two (2) or more Board members appointed by the Board to administer the Plan.

Q. Purchase Date shall mean the last business day of each Purchase Interval.

R. Purchase Interval shall mean each successive six (6)-month period within the offering period at the end of which there shall be purchased shares of Class A Stock on behalf of each Participant; provided, however, that the Plan Administrator may, prior to the start of the applicable offering period, designate a different duration for the Purchase Intervals within that offering period.

S. Restated Effective Date shall mean 12:01 a.m. Eastern Standard Time on October 16, 2024.

T. Securities Act shall mean the Securities Act of 1933, as amended.